Exhibit 20
CAPITAL PROPERTIES, INC. - Parcels in Downtown Providence


LEGEND
CC Convention Center
CH City Hall
H Hotel
PPM Providence Place Mall
RISC State Capital
RR Rail Lines
RWNM Roger Williams Nat'l Mem.
S Passenger Station
VMA Veteran's Mem. Auditorium
WP Water Place
H/C Hotel/Condominiums
N
Smith Street
Francis Street
Gaspee Street
Station Place
Park Row West
Canal Street
Exchange Street
Steeple Street
Memorial Boulevard
Exchange Terrace
Woonasquatucket
Interstate 95
North Main St.
Providence River
River
6A
6B
6C
7A
8
5
4E
4W
3E
3W
3S
2C
2A & B
9
20

CAPITAL CENTER			
		DEVELOPMENT ON PARCEL	
Parcel Number	Parcel Size (Square Feet)	Description	Gross Square Feet
2 A & B	56,700	17 and 19 Story Residential Building	307,000
2C	35,300	13 Story Office Building	325,000
3S	48,000	13 Story Office Building	235,000
3W	35,000		
3E	24,000		
4W	46,000		
4E	22,000		
5	54,000	8 Story Residential Building	454,000
6A	87,200	4-6 Story Residential Building	120,000
6B	124,300	2-6 Story Residential Building	248,000
6C	64,500		
7A	76,000	330 Car Underground Parking Garage	
8	36,000	4 Story Office Building	114,000
9	72,000	10 Story Office Building	210,000
OUTSIDE CAPITAL CENTER			
20	26,600	3-4 Story Historic Building	20,000

(12/09/2021)